Exhibit 10.47

THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE "SHARES") WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF.  NEITHER THIS WARRANT NOR THE SHARES (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

US Natural Gas Corp

WARRANTS FOR THE PURCHASE OF SHARES OF COMMON STOCK

2011-TI-002	May 3, 2011

THIS CERTIFIES THAT, for value received, Tangiers, a Delaware limited partnership with an address at 402 West Broadway, Suite 400, San Diego, California 92101 (the “Holder” or “Tangiers”) is entitled to subscribe for and purchase from US  Natural Gas Corp, a Florida corporation with an address at 1717 Dr. Martin Luther King Jr. St. N, St. Petersburg, Florida 33704 (the “Company” or “USNG”), up to one million (1,000,000) shares of the fully paid and nonassessable Common Stock, without par value, of the Company (the “Shares”), at a price per share equal to 125% of the lowest trading price on November 03, 2011 (the “Exercise Price”); provided that the Warrants may be exercised on a net issuance or “cashless” basis as provided herein, subject to the provisions and upon the terms and conditions hereinafter set forth;

This Warrant is subject to the following terms and conditions:

1. TERM.  This Warrant is exercisable, in whole or in part, any time (i) commencing six (6) months after the date of this Warrant and (ii) prior to the expiration of five (5) years following the date of this Warrant.

2. METHOD OF EXERCISE; PAYMENT.

A. CASH EXERCISE.  The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, from time to time at the principal office of the Company, by delivering a completed and duly executed Notice of Exercise (attached hereto as Exhibit “A”) and by the payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or check payable to the order of the Company.  The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised, with the Holder having all rights as a record holder including, but not limited to, all voting rights.

B. CASHLESS EXERCISE.  In lieu of exercising this Warrant by payment of cash in accordance with Paragraph “A” of this Article “2” of this Warrant, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant (accompanied by the election form, attached hereto, duly executed) at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of Shares computed using the following formula:

Y(A-B)
X=                A

Where:

X=           The number of Shares to be issued to the Holder of this Warrant.

Y=	The number of Shares purchasable under this Warrant as to which this Warrant is being exercised.

A=	The Current Market Price (as hereinafter defined) of one share of Common Stock.
B=	The Exercise Price (as adjusted to the date of such calculations) per share of Common Stock.

For purposes hereof, the “Current Market Price” per Share on any date shall be deemed to be the closing price per Share on the trading day immediately preceding the date in question on the principal national securities exchange upon which the Shares are listed or admitted to trading.  Such closing price shall be the last reported sales price or, if no such reported sale takes place on such day, the closing bid price, in either case on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Shares as furnished by the Financial Industry Regulatory Authority, Inc. through the NASDAQ Capital Market or a similar organization if the NASDAQ Capital Market is no longer reporting such information.  If, on any such date, the Shares are not listed or admitted to trading on any national securities exchange and are not quoted on the NASDAQ Capital Market or any similar organization, the Current Market Price shall be deemed to be the highest reported bid price for the Shares on the Over the Counter Bulletin Board (“OTCBB”) or the OTC Markets OTCQB ("OTCQB").  If, on any such date, the Shares are not listed or admitted to trading on any national securities exchange, is not quoted on the NASDAQ Capital Market, the OTCBB, OTCQB or any similar organization, the Current Market Price shall be deemed to be the highest reported bid price for the Shares in the “Pink Sheets”.  If, on any such date, the Shares are not listed or admitted to trading on any national securities exchange and are not quoted on the NASDAQ Capital Market, the OTCBB, the OTC Markets OTCQB ("OTCQB"), or any similar organization, the Current Market Price shall be deemed to be the Current Market Price, determined as set forth above, on the last date upon which such price is available.  If no such price is available, the Current Market Price shall be the fair value of a Share on such date, as determined in good faith by the Board of Directors of the Company, absent manifest error.

C.  STOCK CERTIFICATES.  In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder within three (3) business days after said exercise and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.  If the Company fails to deliver the shares of Common Stock so purchased to the Holder pursuant to this Paragraph “C” of this Article “2” of this Warrant, the Company shall pay the Holder an additional amount of one thousand dollars ($1,000) per calendar day for each late day of delivery.  The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from the delay in providing an opinion or approval for said sale of securities and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty.

3. STOCK FULLY PAID; RESERVATION OF SHARES.  All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefore, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof.  During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.  Subject to the provisions of Article “1” hereof, the number and kind of Shares purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

A. RECLASSIFICATION, CONSOLIDATION OR MERGER.  In case of any reclassification of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger with another corporation in which the Company is a continuing corporation and in which the Company's stockholders immediately preceding such consolidation or merger own at least 50% of the voting securities of the Company following such consolidation or merger and which does not result in any reclassification of the Shares issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation as the case may be, shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the Shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, sale of all or substantially all of the Company's assets or merger by a holder of an equivalent number of shares of Common Stock.  Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph “A” of this Article “4” of this Warrant.  The provisions of this Paragraph “A” of this Article “4” of this Warrant shall similarly apply to successive reclassifications, consolidations, mergers, sales, leases or conveyances.

B. STOCK SPLITS, DIVIDENDS AND COMBINATIONS.  If the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

5. ANTIDILUTION.

A. If, while this Warrant is outstanding, the Company (i) effects a subdivision of the outstanding Common Stock or (ii) issues any Common Stock by reclassification of its Common Stock, the Exercise Price then in effect shall be proportionately decreased and the number of Shares issuable upon exercise of this Warrant shall be increased in proportion to such increase of outstanding Common Stock, and conversely, if, while this Warrant is outstanding, the Company combines the outstanding Common Stock, the Exercise Price then in effect shall be proportionately increased and the number of Shares issuable upon exercise of this Warrant shall be decreased in proportion to such decrease in outstanding Common Stock.  Any adjustment under this Article “5” shall become effective as of the record date for such event.  For purposes of this Article “5”, a stock dividend shall be considered a split.

B. All calculations under this Article “5” shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

C. In any case in which this Article “5” shall require that an adjustment in the number of Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the Shares, if any, issuable upon such exercise over and above the number of Shares issuable upon such exercise on the basis of the number of shares of Common Stock in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

D. Whenever there shall be an adjustment as provided in this Article “5”, the Company shall within five (5) business days thereafter cause written notice thereof to be sent to the Holder pursuant to Paragraph “C” of Article “13” of this Warrant, which notice shall be accompanied by an officer’s certificate setting forth the number of Shares issuable and the Exercise Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer’s certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

6. NOTICES.

A. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant in accordance with Article “4” hereof, then, and in each such case, the Company, within five (5) business days thereafter, shall give notice pursuant to Paragraph “C” of Article “13” of this Warrant, which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

B. If, while this Warrant is outstanding, Tangiers requests the Company to furnish a current statement of the Company’s number of issued and outstanding shares of common stock, the Company shall arrange to give such a statement to Tangiers pursuant to Paragraph “C” of Article “13” of this Warrant, within two (2) business days after the Company’s receipt of such request from Tangiers.  If the Company fails to timely provide such a statement pursuant to this Paragraph “B” of this Article “6” of this Warrant within five (5) business days of the issuance of the Opinion, the Company agrees to pay the Holder an additional amount of five hundred ($500) dollars per day for each day that delivery of said statement is delayed.  The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from the delay in providing said statement and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty.

7. FRACTIONAL SHARES.  The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant.  If any fraction of a share of Common Stock would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall pay lieu of such fraction an amount in cash equal to the same fraction of the current market price on the date of the exercise of this Warrant.

8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to the Holder as follows:

A. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

B. The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

C. The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company's Certificate of Incorporation, a true and complete copy of which has been delivered to the original Holder of this Warrant; and

D. The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation or Bylaws, as amended.

9. RIGHTS OF STOCKHOLDERS.  No holder of this Warrant shall be entitled, as a warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

10. REGISTRATION.

A. If the Company shall at any time seek to register or qualify any of its common stock or the securities holdings of any of its controlling shareholders, on each such occasion it shall, without cost or expense, include all of the Holder’s shares in such registration or qualification.  The Company shall keep the registration effective until such time as the Holder has sold its shares or the shares are eligible to be transferred without restriction pursuant to the provisions of Rule 144 which was promulgated by the Securities and Exchange Commission pursuant to §4(1) of the Securities Act of 1933, as amended (“Rule 144”).  The Company agrees to provide an opinion of counsel with respect to any sales of the shares by the Holder if such sale is permissible under Rule 144.

B. All expenses in connection with preparing and filing any registration statement under Paragraph “A” of this Article “10” of this Warrant shall be borne in full by the Company; provided, however, that the Holder shall pay any and all underwriting commissions and expenses and the fees and expenses of any legal counsel selected by the Holder to represent him with respect to the sale of the Securities.

11. OPINIONS.  The Company shall, at its cost, provide the appropriate opinion letter to be issued by the Company’s counsel in compliance with the provisions of Rule 144 with respect to the transfer or sale of the Shares, if such transfer or sale is permissible under Rule 144.  Furthermore, the Company shall notify its transfer agent that counsel of the selection of the Holder is authorized to issue said opinion letter.  If the Company fails to timely provide or approve legal opinion pursuant to this Article “11” of this Warrant within five (5) business days of the issuance of the Opinion, the Company agrees to pay the Holder an additional amount of five hundred dollars ($500) per day for each day that said opinion or approvals are delayed.  The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from the delay in providing opinion or approvals for said sale(s) of securities and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty.

12. IRREVOCABLE WARRANT.  The Company acknowledges and agrees that this Warrant has been duly authorized by all necessary action by its Board of Directors, and has been irrevocably issued.  Accordingly, the Company further agrees that it shall not challenge or take any action with respect to the validity of this Warrant on any basis and agrees to reimburse the Holder for all legal fees and costs incurred by the Holder with respect to any challenge to the validity of this Warrant by the Company.

13. MISCELLANEOUS.

A. Headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

B. If any provision which is contained in this Warrant should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Warrant and this Warrant shall be construed as if such invalid or unenforceable provision had not been contained herein.

C. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

To the Holder:	Tangiers Investors, LP
402 W Broadway Ste. 400
San Diego, California 92101
Attn:  Michael Sobeck
Fax No.: (619) 566-2011

With a copy to:	Mintz & Fraade, P.C.
488 Madison Avenue
New York, NY 10022
Attn: Alan P. Fraade, Esq.
Fax No.:  (212) 486-0701

To the Company:	US Natural Gas Corp
1717 Dr. Martin Luther King Jr. St. N
St. Petersburg, FL 33704
Attn: Wayne Anderson, President
Fax No.: (727) 824-2881

or in each case to such other address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “C” of this Article “13” of this Warrant are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the following applicable dates:

(i)           If sent by mail, five (5) days after the later of sending by (a) certified mail, postage prepaid, return receipt requested or (b) first class mail.

(ii)           If sent by overnight delivery, as of the date of delivery with confirmation of delivery.

(iii)          If sent by facsimile, either: (a) as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile or (b) if a copy thereof is not mailed by first class mail on the date sent by facsimile, then five (5) days after sending by first class mail.

(iv)          If delivered by personal delivery, as of the date of delivery.

D. This Warrant shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law.  The parties hereby consent to and irrevocably and exclusively submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph "C" of this Article “13” of this Warrant.  In the event the Holder commences legal action to enforce any of the terms of this Warrant, the Company shall pay all legal fees and costs incurred by the Holder with respect to this Warrant.

E. The Company shall pay or otherwise reimburse to the Holder all legal fees, costs and expenses incurred by the Holder in any manner in connection with this Warrant, including, but not limited to, any administration, negotiations, disputes, litigation or collection pursuant to the terms and conditions of this Note and agrees to pay interest thereupon at the rate of two percent (2%) per month from the date paid or incurred by the Holder until such expenses are actually paid by the Company.  Such obligation shall be binding upon the Company regardless of whether or not any legal action has been commenced or is ever commenced.

F. Each of the parties further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations; (ii) each counsel has had significant input in the development of this Warrant and (iii) this Warrant shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Warrant.

G. This Warrant and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

H. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Warrant and the intents and purposes hereof.

I. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their officers, directors, heirs, executors, administrators, personal representatives, successors and assigns.

J. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Warrant shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Warrant or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Warrant to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

K. This Warrant may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by the Company and the Holder of this Warrant.

L. All Exhibits annexed or attached to this Warrant are incorporated into this Warrant by reference thereto and constitute an integral part of this Warrant.

M. The provisions of this Warrant shall be deemed separable.  Therefore, if any part of this Warrant is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Warrant.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Issued this 3rd day of May, 2011.

US Natural Gas Corp

By:
Wayne Anderson, President

Acknowledged and Accepted:
Tangiers Investors, LP

By: Michael Sobeck, President

EXHIBIT A

NOTICE OF EXERCISE

To: US Natural Gas Corp

Attention: Chief Financial Officer

1.  The undersigned hereby elects to purchase ________ shares of Common Stock of US Natural Gas Corp pursuant to the terms of this Warrant. The undersigned herewith tenders payment of the purchase price of such shares in full/elects to exercise its rights to purchase the said shares on a cashless basis in accordance with the terms of the Warrant..

2.  Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_________________________________ (Name)

_________________________________

_________________________________ (Address)

3.  The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in the attached Warrant are true and correct as of the date hereof.

______________________________

By:  _________________________

Its:  __________________________

Date:________________,_________